SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         March 23, 2000 (March 10, 2000)
                Date of Report (Date of earliest event reported)

                             AVAX TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                    000-29222               13-3575874
(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification Number)

                                4520 Main Street
                                    Suite 930
                              Kansas City, MO 64111
                    (Address of principal executive offices)

                                 (816) 960-1333
              (Registrant's telephone number, including area code)

Item 5. Other Events

      $25.1 Million Institutional Private Placement

      On March 10, 2000, the Company completed an approximately $25.1 million private placement of its common stock, $.004 par value, and related warrants with institutional investors. Gruntal & Co., L.L.C. acted as the placement agent for the offering.

      The private placement consisted of 2,259,494 newly issued shares of common stock at the purchase price of $11.125 per share, and warrants to purchase an additional 225,952 shares of common stock. The warrant exercise price is $12.79 per share of common stock, or 115% of the offering price of the common stock. The warrants will expire on March 10, 2005.

      Net proceeds from the private placement are approximately $24.2 million and will be used for working capital.

Item 7. Financial Statements and Exhibits.

      1. December 31, 1999 Pro-Forma Balance Sheet to include proceeds from the private placement.

Exhibits.

  4.1   Form of Series 2000 Warrant.
 10.1   Securities Purchase Agreement dated March 7, 2000.
 99.1   Press Release dated March 13, 2000.


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

                             AVAX Technologies, Inc.
                             Pro-Forma Balance Sheet
                                December 31, 1999
                                    Unaudited

                                                                               Pro-Forma
                                                  (A)             (B)         Balance Sheet
                                               December 31,   March 10, 2000  December 31,
                                                   1999       Stock Issuance     1999
Current assets
    Cash and cash equivalents                  $  3,426,059    $ 24,314,770   $ 27,740,829
    Marketable securities                         8,868,621                      8,868,621
    Prepaid expenses and other assets               336,821                        336,821
                                               -------------------------------------------
Total current assets                             12,631,501      24,314,770     36,946,271
Property, plant and equipment, at cost            2,458,678                      2,458,678
    Less:  accumulated depreciation                 116,862                        116,862
                                               -------------------------------------------
Net property, plant and equipment                 2,341,816              --      2,341,816
                                               -------------------------------------------
Total assets                                   $ 14,973,317    $ 24,314,770   $ 39,288,087
                                               ===========================================

Current liabilities

    Accounts payable and accrued liabilities   $    401,263    $         --   $    401,263
                                               -------------------------------------------
Total current liabilities                           401,263              --        401,263

Minority interest in consolidated
    subsidiaries                                    502,341              --        502,341

Shareholder's equity
    Series B convertible preferred stock                739              --            739
    Series C convertible preferred stock              1,013              --          1,013
    Common stock                                     44,311           9,038         53,349
    Additional paid in capital                   35,406,036      24,305,732     59,711,768
    Subscription receivable                            (422)             --           (422)
    Deferred compensation                          (156,124)             --       (156,124)
    Deficit accumulated during the
       development stage                        (21,225,840)             --    (21,225,840)
                                               -------------------------------------------
Total shareholder's equity                       14,069,713      24,314,770     38,384,483
                                               -------------------------------------------
Total liabilities and shareholder's equity     $ 14,973,317    $ 24,314,770   $ 39,288,087
                                               ===========================================

Notes to Pro-Forma Balance Sheet:

Note A: These numbers were derived from the Company's December 31, 1999 audited financial statements

Note B: This column represents the adjustment to the December 31, 1999 financial statements as if the financing completed on March 10, 2000 was completed as of December 31, 1999. The financing, which was a private placement of common stock, included the issuance of 2,259,494 shares of the Company's common stock in exchange for gross proceeds of $25,136,871. Netted against gross proceeds were commissions, expenses and legal fees of $822,101.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AVAX TECHNOLOGIES, INC.

Date: March 23, 2000

                                   By: /s/ Jeffrey M. Jonas
                                       ----------------------------------------
                                   Name:  Jeffrey M. Jonas, M.D.
                                   Title: President and Chief Executive Officer


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

                                  Exhibit Index

     Exhibit Number                       Description
     --------------                       -----------

         4.1               Form of Series 2000 Warrant.
        10.1               Securities Purchase Agreement dated March 7, 2000.
        99.1               Press Release dated March 13, 2000.


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